Exhibit 99

Wendy’s International, Inc. announces preliminary 2004 and 4th Quarter results

•	2004 full-year revenues increased 15.3% to $3.6 billion

•	2004 full-year net income was $58 million and $0.50 per share – including goodwill write-down and excluding lease accounting adjustment

•	2004 full-year pro forma EPS increased 2.9% to $2.11 – excluding goodwill write-down and lease accounting adjustment

     DUBLIN, Ohio (February 16, 2005) – Wendy’s International, Inc. (NYSE: WEN) today announced preliminary, unaudited financial results for 2004 and the fourth quarter ended January 2, 2005. The Company’s 2004 income and earnings per share results detailed below include a previously announced goodwill write-down. The results are preliminary as they exclude a correction in lease accounting.

2004 Full-Year Preliminary Results

•	Total revenues increased 15.3% to a record $3.6 billion.

•	The Company and its franchisees opened a total of 550 new restaurants during the year. The openings consisted of 285 Wendy’s®, 224 Tim Hortons®, 40 Baja Fresh® and 1 Cafe Express™.

•	Same-store sales were very strong at Tim Hortons. Wendy’s produced positive same-store sales for the 17th consecutive year. Same-store sales declined at Baja Fresh.

SAME-STORE SALES	Full Year 2004	Full Year 2003
Wendy’s U.S. Company	2.9%	0.9%
Wendy’s U.S. Franchise	1.8%	1.1%
Tim Hortons Canada	7.4%	4.8%
Tim Hortons U.S.	9.8%	4.5%
Baja Fresh System	-6.3%	-4.6%

     The Company’s 2004 full-year preliminary, unaudited pretax income was $193.2 million, net income was $57.8 million and diluted earnings per share (EPS) were $0.50 – including goodwill impairment, but excluding the effect of a correction in lease accounting.

•	The 2004 preliminary results include a pretax charge of $190 million ($187 million after tax), or $1.61 per share, for the impairment of goodwill related to Baja Fresh announced on November 30, 2004.

•	The 2004 preliminary results exclude a fourth-quarter pretax expense for a lease accounting correction, which is expected to be in a range of $6.0 million to $9.5 million ($3.8 million to $6.0 million after tax), or $0.03 to $0.05 per share. Many companies in the restaurant and retail industries have recently corrected their accounting for leases and leasehold improvements. Management has discussed with its Audit Committee the Company’s lease accounting practices and is correcting its accounting to conform the lease term used in calculating straight-line rent expense with the term used to amortize improvements on leased properties. The primary result of the change is an adjustment to depreciation and straight-line rent expense. The impact will be recorded in the fourth quarter of 2004 as a cumulative correction and is not material in any year. The correction relates solely to an accounting treatment and does not affect the Company’s historical or future cash flow or the timing of payments under the related leases. The amount of the correction is being reviewed by management and external auditors, and will be reflected in the 2004 “Financial Statements and Other Information” that will be filed with the Company’s proxy statement.

2004 Pro Forma EPS was $2.11

     Excluding the impact of both the goodwill charge and lease accounting correction, the Company produced 2004 full-year diluted EPS of $2.11 on a pro forma basis, a 2.9% increase compared to diluted EPS of $2.05 a year ago.

Reconciliation of 2004 EPS

Pro Forma EPS:	$2.11
Goodwill charge:	$(1.61)

Preliminary EPS before lease correction:	$0.50

Lease correction:	$(0.03-0.05)

Preliminary EPS:	$0.45-0.47

     A number of significant factors affected the Company’s 2004 Pro Forma EPS of $2.11. Following is a summary of the estimated amounts:

Factors positively impacting 2004 full-year Pro Forma EPS included:

PER SHARE	FACTOR
$0.11	Stronger Canadian dollar.

$0.06	53rd operating week.

$0.04	Lower effective tax rate (36.2% vs. 37.5%), excluding the goodwill charge.

$0.03	Lower management bonus compensation related to the Baja Fresh goodwill write-down and performance.

Factors negatively impacting 2004 full-year Pro Forma EPS included:

PER SHARE	FACTOR
$0.12	Expense for the closure of 20 underperforming Baja Fresh restaurants and market impairments.

$0.06	Operating loss at Baja Fresh, excluding goodwill, market impairment and store closure charges (Baja Fresh is included in the Company’s “Developing Brands” segment for reporting – see attached information).

$0.05	Expense for increases in legal reserves, which were previously announced.

$0.02	Costs for expensing of restricted stock.

     Full-year beef costs for Wendy’s were 15% higher in 2004 than in the prior year, which negatively affected earnings by $0.08 per share compared to a year ago.

     General and administrative (G&A) expenses as a percent of revenue were 7.8%, down 50 basis points from 8.3% a year ago as management effectively controlled costs and aligned incentive compensation with performance. Enterprise G&A expense for 2004 for the first time included both restricted stock expense and G&A from Cafe Express.

     Chairman and CEO Jack Schuessler said: “We produced record revenue in 2004 and made progress on many key initiatives. However, we are not pleased with our earnings performance in a challenging year, and our entire team is focused on improving in 2005.

     “At Wendy’s, we delivered positive same-store sales growth for the 17th straight year and average annual sales at our Company restaurants reached a record $1.42 million. We are very proud of our operators and franchisees for continuing to provide excellent products and service to our customers. At the same time, we faced competitive convergence, discounting and high food costs. Looking ahead, we are focused on innovation throughout our business with our menu, operations, building evolution, technology and equipment,” said Schuessler.

     “At Tim Hortons, we continued to produce excellent sales and income growth in 2004. The business now represents about 49% of the operating income generated by our two core brands of Wendy’s and Tim Hortons. Tim’s is the premier quick-service restaurant brand in Canada featuring coffee, baked goods, sandwiches and soups. Tim’s 10-year compounded average growth rate for same-store sales is 7%, which is outstanding. In the United States, same-store sales were very strong in 2004 and we believe the brand is well positioned for future growth in the U.S.,” Schuessler said.

     “Baja Fresh struggled during 2004, but we took decisive action to write down the goodwill and close underperforming stores. We expect significant improvement in Baja’s operating performance in 2005,” said Schuessler.

2004 preliminary operating income

     The Company’s preliminary, unaudited operating income is expected to be in a range of $226 million to $229.5 million, depending on the final lease accounting correction. This includes the effect of the goodwill write down.

     Excluding adjustments for lease accounting and the goodwill write-down:

•	Operating income for the Company was $425.5 million, up 1.7% over last year.

•	Operating margin was 11.7%, down from 13.3% a year ago due to Baja Fresh’s performance and high food costs at Wendy’s.

     Tim Hortons’ operating income (excluding the lease accounting adjustment) grew 24.9% to $255 million and its operating margin was 25.8%, up from 25.3% a year ago. Tim Hortons’ improvement was due to strong sales, new restaurant growth and favorable currency, offset somewhat by investment spending for expansion in the U.S.

     Wendy’s operating income (excluding the lease accounting adjustment) was $269.4 million, up from $264 million a year ago, as the brand generated positive sales and new restaurant growth. Wendy’s operating margin was 11.1%, down from 12.1% a year ago, due primarily to higher beef costs.

Company repurchased 3.6 million common shares in 2004

     For the 2004 full year, the Company repurchased 3.6 million common shares for $138.1 million. Since 1998, the Company has bought back 40.4 million shares for more than $1 billion at an average price of $25.28 per share.

2004 Fourth-Quarter Preliminary Results

•	Total revenues for the quarter increased 12.8% to a new quarterly record of $973 million.

•	The Company and its franchisees opened 232 new restaurants during the quarter. The store openings consisted of 126 Wendy’s, 98 Tim Hortons, 7 Baja Fresh Mexican Grill restaurants and 1 Cafe Express.

•	Same-store sales were strong at Tim Hortons during the quarter. Same-store sales were down at Wendy’s following a very strong 2003 fourth quarter, but improved throughout the quarter. Same-store sales were negative at Baja Fresh.

SAME-STORE SALES	4th Quarter 2004	4th Quarter 2003
Wendy’s U.S. Company	-4.3%	8.6%
Wendy’s U.S. Franchise	-4.0%	7.6%
Tim Hortons Canada	6.6%	5.7%
Tim Hortons U.S.	9.1%	7.2%
Baja Fresh System	-6.1%	-5.3%

     The Company announced a preliminary, unaudited fourth-quarter pretax loss of $111.5 million and net loss of $135.7 million, or a loss of $1.20 per share, excluding the effect of the lease accounting correction previously described. The results include the impact of the goodwill impairment charge of $190 million, or $1.64 per share in the quarter (which is different from the amount for the full-year due to a requirement to use basic shares for calculating the EPS impact in a quarter with a net loss).

4th Quarter Pro Forma EPS was $0.44

     Excluding the impact of both the goodwill charge and lease accounting correction, the Company produced fourth quarter diluted EPS of $0.44 on a pro forma basis, compared to diluted EPS of $0.56 a year ago.

Reconciliation of Fourth Quarter EPS

Pro Forma EPS:	$0.44
Goodwill charge:	$(1.64)

Preliminary EPS before lease correction:	$(1.20)

Lease correction:	$(0.03-0.05)

Preliminary EPS:	$(1.23-1.25)

     “Our fourth quarter pro forma EPS of $0.44 was in-line with the guidance we gave on January 5, 2005,” said Chief Financial Officer Kerrii Anderson. “The goodwill impairment was within our expected range and the lease correction does not impact cash flows. It was a difficult quarter with a number of positives and challenges.

     “Tim Hortons continued to produce outstanding sales and profit growth in the quarter. At Wendy’s, we had tough sales comparison and very high beef and tomato costs,” Anderson said.

     A number of significant factors affected the Company’s results for the fourth quarter. Following is a summary of the estimated amounts:

Factors positively impacting 2004 fourth-quarter Pro Forma EPS included:

PER SHARE	FACTOR
$0.06	53rd operating week.

$0.05	Lower management bonus compensation related to the Baja Fresh goodwill write-down and performance.

$0.03	Stronger Canadian dollar.

$0.01	Lower effective tax rate (35% vs. 37%), excluding the goodwill charge.

Factors negatively impacting 2004 fourth-quarter Pro Forma EPS included:

PER SHARE	FACTOR
$0.11	Expense for the closure of 15 underperforming Baja Fresh restaurants and market impairments in the fourth quarter.

$0.03	Expense for an increase in legal reserves in the fourth quarter, which was previously announced.

$0.03	Operating loss at Baja Fresh, excluding goodwill, market impairments and store closures (Baja Fresh is included in the Company’s “Developing Brands” segment for reporting – see attached).

$0.01	Costs for expensing of restricted stock.

     Fourth-quarter beef costs were 8% higher in 2004 than in the prior year and tomato costs were 55% higher. General and administrative expenses were 7.6% of revenue, a 30-basis-point improvement compared to a year ago.

Company repurchased 1.6 million common shares during the fourth quarter

     The Company repurchased 1.6 million common shares during the fourth quarter for $57.7 million, including a 1.4 million-share accelerated buyback in December 2004.

Company increased its dividend rate by 12.5%

     As announced on February 7, the Board of Directors has approved a 12.5% increase in the annual dividend rate, from $0.48 per share to $0.54 per share.

     The goal for the Company’s dividend payout ratio remains in the range of 18% to 22% of net income, with a yield of 1.1% to 1.2%.

     The Company will pay its next quarterly dividend of $0.135 per share on March 4, 2005, to shareholders of record as of February 17. It will be the Company’s 108th consecutive dividend payment.

Company to expense stock options beginning first quarter of 2005

     The Company will begin to expense stock options in the first quarter of 2005 and will restate prior years to provide comparable results. Had compensation expense been recognized for stock options, the impact would have been $0.14 per share in 2004 and $0.12 per share in 2003 (solely for stock options).

     SFAS 123R will require the Company to begin recognizing stock option expense beginning no later than the third quarter of 2005. The Company has decided to adopt SFAS 123R early.

Investor meeting and webcast to be held on February 17

     The Company will host a meeting for analysts, investors and media to discuss its 2004 results and the outlook for 2005 on Thursday, February 17, 2005, from 9:00 a.m. to approximately 10:30 a.m. EST at the Mandarin Oriental Hotel, 80 Columbus Circle at 60th Street, New York, NY. The meeting will take place in the Mandarin Ballroom, 36th Floor, and the doors will open at 8:45 a.m. Lunch will be served immediately following the meeting to those in attendance.

     The meeting will also be available simultaneously as a conference call at (877) 572-6014 (domestic) or (706) 679-4852 (international) and as a webcast at www.wendys-invest.com.

Pro forma financial reporting and income statement impact

     The Company believes that announcing its preliminary unaudited financial results for the full year and fourth-quarter excluding the non-cash write-down for the reduction in the goodwill of Baja Fresh and correction in lease accounting provides investors with a meaningful perspective of the current underlying operating performance of the Enterprise. Management uses EPS excluding the goodwill write-down and lease accounting correction as an internal measure of business operating performance.

     The accompanying unaudited income statement will be adjusted to reflect the final impact of the lease accounting correction and published in the Company’s 2004 Financial Statements. Several line items for the fourth quarter and 2004 full-year will be adjusted (see attached income statement). The adjustments are not expected to be material.

10-K Filing

     The Company expects to utilize an available 15-day extension under Securities and Exchange Commission rules to file its Form 10-K. The purpose of this extension is to fully incorporate the lease accounting correction as management completes its year-end financial reporting and reviews with the Company’s independent external auditors. The Company expects to file its 10-K on or before April 4, 2005.

Wendy’s International, Inc. overview

     Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,700 total restaurants and quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company invested in two additional quality brands during 2002 – Cafe Express and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — EXCLUDING LEASE ADJUSTMENTS (a)
(In thousands, except per share data)

(Preliminary and Unaudited)

	Fourth Quarter Ended
	1/2/2005		12/28/2003	$ Change	% Change
REVENUES
Retail sales	$777,657		$686,360	$91,297	13.3%
Franchise revenues	195,092	(1)	176,015	19,077	10.8%

TOTAL REVENUES	972,749		862,375	110,374	12.8%

COSTS & EXPENSES
Cost of sales	520,194		442,858	77,336	17.5%
Company restaurant operating costs	164,156	(1)	143,495	20,661	14.4%
Operating costs	50,809	(1)	43,062	7,747	18.0%
Depreciation of property & equipment	52,862	(2)	44,188	8,674	19.6%
General & administrative expenses	73,763		68,510	5,253	7.7%
Goodwill impairment charge	190,000		0	190,000	100.0%
Other expense	22,108		7,524	14,584	n/m

TOTAL COSTS & EXPENSES	1,073,892	(1)	749,637	324,255	43.3%

OPERATING (LOSS) INCOME	(101,143)	(2)	112,738	(213,881)	n/m

Interest expense	(11,780)		(11,569)	(211)	-1.8%
Interest income	1,396		1,526	(130)	-8.5%

PRETAX (LOSS) INCOME	(111,527)	(2)	102,695	(214,222)	n/m

INCOME TAXES	24,135	(2)	37,992	(13,857)	-36.5%

NET (LOSS) INCOME	($135,662)	(2)	$64,703	($200,365)	n/m

Diluted (loss) earnings per common share	($1.20)	(2)	$0.56	($1.76)	n/m

Diluted shares	113,442		116,137	(2,695)	-2.3%

(a) These results do not reflect the potential adjustments discussed in this press release related to lease accounting.
(1) Amount is expected to increase as a result of the lease adjustment.
(2) Amount is expected to decrease as a result of the lease adjustment.
n/m — not meaningful

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — EXCLUDING LEASE ADJUSTMENTS (a)
(In thousands, except per share data)

(Preliminary and Unaudited)

	Year to Date Ended
	1/2/2005		12/28/2003	$ Change	% Change
REVENUES
Retail sales	$2,935,899		$2,534,135	$401,764	15.9%
Franchise revenues	694,533	(1)	614,777	79,756	13.0%

TOTAL REVENUES	3,630,432		3,148,912	481,520	15.3%

COSTS & EXPENSES
Cost of sales	1,920,302		1,634,562	285,740	17.5%
Company restaurant operating costs	634,113	(1)	534,083	100,030	18.7%
Operating costs	159,290	(1)	135,332	23,958	17.7%
Depreciation of property & equipment	188,795	(2)	163,481	25,314	15.5%
General & administrative expenses	283,721		261,070	22,651	8.7%
Goodwill impairment charge	190,000		0	190,000	100.0%
Other expense	18,706		1,942	16,764	n/m

TOTAL COSTS & EXPENSES	3,394,927	(1)	2,730,470	664,457	24.3%

OPERATING INCOME	235,505	(2)	418,442	(182,937)	-43.7%

Interest expense	(46,759)		(45,773)	(986)	-2.2%
Interest income	4,409		4,929	(520)	-10.5%

PRETAX INCOME	193,155	(2)	377,598	(184,443)	-48.8%

INCOME TAXES	135,344	(2)	141,599	(6,255)	-4.4%

NET INCOME	$57,811	(2)	$235,999	($178,188)	-75.5%

Diluted earnings per common share	$0.50	(2)	$2.05	($1.55)	-75.6%

Diluted shares	115,685		115,021	664	0.6%

(a) These results do not reflect the potential adjustments discussed in this press release related to lease accounting.
(1) Amount is expected to increase as a result of the lease adjustment.
(2) Amount is expected to decrease as a result of the lease adjustment.
n/m — not meaningful

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT

						Increase (Decrease)
(in thousands):	Fourth Quarter Ended					From Prior Year
			% of		% of
	January 2, 2005		Total	December 28, 2003	Total	Dollars	Percentage
Retail Sales
Wendy’s	$543,429		69.9%	$514,036	74.9%	$29,393	5.7%
Tim Hortons	183,772		23.6%	136,377	19.9%	47,395	34.8%
Developing Brands*	50,456		6.5%	35,947	5.2%	14,509	40.4%

	$777,657		100.0%	$686,360	100.0%	$91,297	13.3%

Franchise Revenues
Wendy’s	$79,079		40.5%	$77,957	44.3%	$1,122	1.4%
Tim Hortons	114,149	(1)	58.5%	95,536	54.3%	18,613	19.5%
Developing Brands*	1,864		1.0%	2,522	1.4%	(658)	-26.1%

	$195,092	(1)	100.0%	$176,015	100.0%	$19,077	10.8%

Total Revenues
Wendy’s	$622,508		64.0%	$591,993	68.6%	$30,515	5.2%
Tim Hortons	297,921	(1)	30.6%	231,913	26.9%	66,008	28.5%
Developing Brands*	52,320		5.4%	38,469	4.5%	13,851	36.0%

	$972,749	(1)	100.0%	$862,375	100.0%	$110,374	12.8%

* Developing brands are Baja Fresh and Cafe Express.
(1) Amount is expected to increase as a result of the lease adjustment.

						Increase (Decrease)
(in thousands):	Year to Date Ended					From Prior Year
			% of		% of
	January 2, 2005		Total	December 28, 2003	Total	Dollars	Percentage
Retail Sales
Wendy’s	$2,124,973		72.4%	$1,899,299	75.0%	$225,674	11.9%
Tim Hortons	613,050		20.9%	492,563	19.4%	120,487	24.5%
Developing Brands*	197,876		6.7%	142,273	5.6%	55,603	39.1%

	$2,935,899		100.0%	$2,534,135	100.2%	$401,764	15.9%

Franchise Revenues
Wendy’s	$308,128		44.3%	$291,510	47.4%	$16,618	5.7%
Tim Hortons	377,582	(1)	54.4%	314,081	51.1%	63,501	20.2%
Developing Brands*	8,823		1.3%	9,186	1.5%	(363)	-4.0%

	$694,533	(1)	100.0%	$614,777	100.0%	$79,756	13.0%

Total Revenues
Wendy’s	$2,433,101		67.0%	$2,190,809	69.6%	$242,292	11.1%
Tim Hortons	990,632	(1)	27.3%	806,644	25.6%	183,988	22.8%
Developing Brands*	206,699		5.7%	151,459	4.8%	55,240	36.5%

	$3,630,432	(1)	100.0%	$3,148,912	99.9%	$481,520	15.3%

*Developing brands are Baja Fresh and Cafe Express.
(1) Amount is expected to increase as a result of the lease adjustment.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
OPERATING INCOME BY SEGMENT

(in thousands):	Fourth Quarter Ended					Change
		% of			% of
	January 2, 2005	Revenues	December 28, 2003		Revenues	Dollars	Percentage
Operating Income (Loss)
Wendy’s	$60,264	9.7%	$71,688		12.1%	($11,424)	-15.9%
Tim Hortons	74,023	24.8%	59,141		25.5%	14,882	25.2%
Developing Brands*	(25,248)	-48.3%	(4,305)	**	n/m **	(20,943)	n/m

Segment Operating Income	109,039	11.2%	126,524		14.7%	(17,485)	-13.8%

Baja Fresh Goodwill Impairment Charge	(190,000)	n/m	—		—	(190,000)	n/m
Corporate Charges***	(20,182)	-2.1%	(13,786)		-1.6%	(6,396)	46.4%

Operating (Loss) Income before Lease Adjustment	(101,143)	-10.4%	112,738		13.1%	(213,881)	n/m

Lease Adjustment	(6,000) - (9,500)		—		—	(6,000) - (9,500)

Range of Operating Loss	$(107,143)-$(110,643)	n/m	$112,738		13.1%	$(219,881)-$(223,381)	n/m

*	Developing brands are Baja Fresh and Cafe Express.

**	Included in the Developing Brands operating loss for fourth quarter 2003 is a loss of $1.0 million related to the Company’s equity investment in Cafe Express. Prior to acquiring a 70% controlling interest on February 2, 2004, Cafe Express was accounted for using the equity method and the Company had previously included this equity investment in corporate charges. Accordingly, prior to February 2, 2004, Cafe Express revenues were not included in the Company’s financial statements.

***	Corporate charges include certain overhead costs which are not allocated to individual segments.

n/m — not meaningful.

(in thousands):	Year to Date Ended					Change
		% of			% of
	January 2, 2005	Revenues	December 28, 2003		Revenues	Dollars	Percentage
Operating Income (Loss)
Wendy’s	$269,380	11.1%	$264,050		12.1%	$5,330	2.0%
Tim Hortons	255,355	25.8%	204,431		25.3%	50,924	24.9%
Developing Brands*	(34,334)	-16.6%	(4,554)	**	n/m **	(29,780)	n/m

Segment Operating Income	490,401	13.5%	463,927		14.7%	26,474	5.7%

Baja Fresh Goodwill Impairment Charge	(190,000)	n/m	—		—	(190,000)	n/m
Corporate Charges***	(64,896)	-1.8%	(45,485)		-1.4%	(19,411)	42.7%

Operating Income before Lease Adjustment	235,505	6.5%	418,442		13.3%	(182,937)	-43.7%

Lease Adjustment	(6,000) - (9,500)	—	—		—	(6,000) - (9,500)	—

Range of Operating Income	$226,005-$229,505	n/m	$418,442		13.3%	$(188,937)-$(192,437)	n/m

*	Developing brands are Baja Fresh and Cafe Express.

**	Included in the Developing Brands operating loss for 2003 is a loss of $2.0 million related to the Company’s equity investment in Cafe Express. Prior to acquiring a 70% controlling interest on February 2, 2004, Cafe Express was accounted for using the equity method and the Company had previously included this equity investment in corporate charges. Accordingly, prior to February 2, 2004, Cafe Express revenues were not included in the Company’s financial statements.

***	Corporate charges include certain overhead costs which are not allocated to individual segments.

n/m — not meaningful.

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES
SYSTEMWIDE RESTAURANTS

			Increase/		Increase/
	As of	As of	(Decrease)	As of	(Decrease)
	January 2, 2005	September 26, 2004	From Prior Quarter	December 28, 2003	From Prior Year
Wendy’s
U.S.
Company	1,328	1,302	26	1,312	16
Franchise	4,605	4,552	53	4,449	156

	5,933	5,854	79	5,761	172

Canada
Company	154	150	4	148	6
Franchise	230	223	7	219	11

	384	373	11	367	17

Other International
Company	5	5	0	5	0
Franchise	347	340	7	348	(1)

	352	345	7	353	(1)

Total Wendy’s
Company	1,487	1,457	30	1,465	22
Franchise	5,182	5,115	67	5,016	166

	6,669	6,572	97	6,481	188

Tim Hortons
U.S.
Company	67	66	1	25	42
Franchise	184	167	17	159	25

	251	233	18	184	67

Canada
Company	31	28	3	32	(1)
Franchise	2,439	2,371	68	2,311	128

	2,470	2,399	71	2,343	127

Total Tim Hortons
Company	98	94	4	57	41
Franchise	2,623	2,538	85	2,470	153

	2,721	2,632	89	2,527	194

Baja Fresh
U.S.
Company	144	148	(4)	132	12
Franchise	151	157	(6)	151	0

Total Baja Fresh	295	305	(10)	283	12

Cafe Express
U.S.
Company	19	18	1	18	1

Total Cafe Express	19	18	1	18	1

Total System
Company	1,748	1,717	31	1,672	76
Franchise	7,956	7,810	146	7,637	319

	9,704	9,527	177	9,309	395

WENDY’S INTERNATIONAL, INC.
Income Statement Definitions

Retail Sales	Includes sales from company operated restaurants. Also included are the sales to franchisees from Wendy’s bun baking facilities, and sales to franchisees from Tim Hortons’ coffee roaster and distribution warehouses.

Franchise Revenues	Consists primarily of royalties, rental income and franchise fees. Franchise fees include charges for various costs and expenses related to establishing a franchisee’s business, and include initial equipment packages for the Hortons’ franchises.

Cost of Sales	Includes food, paper and labor costs for restaurants. Also included are the cost of goods sold to franchisees from Wendy’s bun baking facilities, and Tim Hortons’ coffee roaster and distribution warehouses.

Company Restaurant Operating Costs	Consists of all costs necessary to manage and operate restaurants, except cost of sales and depreciation. These include advertising, insurance, maintenance, rent, etc., as well as support costs for personnel directly related to restaurant operations.

Operating Costs	Includes rent expense related to properties leased to franchisees, and cost of equipment sold to franchisees as part of the initiation of the franchise business. Training and other costs necessary to ensure a successful Hortons’ franchise opening and costs to operate and maintain the Tim Hortons’ distribution warehouses, Tim Hortons’ coffee roaster and Wendy’s bun baking facilities are also included in operating costs.

General and Administrative Expenses	Costs that cannot be directly related to generating revenue.

Other Income and Expense	Includes expenses (income) that are not directly derived from the Company’s primary businesses. This includes income from the Company’s investments in joint ventures and other minority investments. Expenses include store closures and other asset write-offs.